ADMINISTRATIVE AGENCY AGREEMENT

THIS ADMINISTRATIVE AGENCY AGREEMENT (the “Agreement”) is made as of July 7, 2017, by and among BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), the UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company (the “Sponsor”), and the USCF FUNDS TRUST, a Delaware statutory trust (the “Trust”), on behalf of each series thereof listed on Appendix A to this Agreement as it may be amended from time to time, severally and not jointly (each a “Fund” and collectively, the “Funds”). The terms of this Agreement shall apply separately and respectively to each Fund, and each reference to the “Trust” herein shall mean the Trust on behalf of each Fund. The Administrator hereby acknowledges that its rights and obligations with respect to a Fund shall not create any right or other obligations with respect to any other Fund listed on Appendix A, as amended from time to time, and acknowledges the additional limitation on liability of the Sponsor, Trust and the Fund described in Section 8.3 of this Agreement.

WITNESSETH:

WHEREAS, the Sponsor has exclusive responsibility for the management and control of the business and affairs of the Trust and the Fund; and

WHEREAS, the Sponsor, the Trust and the Fund desire to retain the Administrator to render certain services to the Trust, the Fund and/or the Sponsor, as the case may be, and the Administrator is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Administrator. The Sponsor, the Trust and the Fund hereby employs and appoints the Administrator to act as its administrative agent on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2. Delivery of Documents. The Sponsor, the Trust and the Fund will on a continuing basis provide the Administrator with:

1

2. 1       properly certified or authenticated copies of resolutions of the Sponsor’s Board of Directors authorizing the appointment of the Administrator as administrative agent of the Fund and approving this Agreement;

2.2       a copy of the Fund’s most recent registration statement, pursuant to the Securities Act of 1933, as amended;

2.3       copies of all agreements between the Trust and service providers to the Fund, including without limitation, advisory, distribution and administration agreements and/or unitholder agreements;

2.4       a copy of the Fund’s valuation procedures;

2.5       a copy of the Trust’s constituent documents, as may be amended from time to time;

2.6       a copy of the Sponsor’s Sixth Amended and Restated Limited Liability Company Agreement, as may be amended from time to time;

2.7       any other documents or resolutions (including, but not limited to directions or resolutions of the Sponsor’s Board of Directors, Management Directors, and/or Audit Committee) which relate to or affect the Administrator’s performance of its duties hereunder or which the Administrator may at any time reasonably request; and

2.8       copies of any and all amendments or supplements to the foregoing.

3. Duties as Administrator. Subject to the supervision and direction of the Sponsor’s Board of Directors, Management Directors and /or Audit Committee, the Administrator will perform the administrative services described in Appendix B hereto. Additional services may be provided by the Administrator upon the request of the Fund or the Sponsor as mutually agreed from time to time. In performing its duties and obligations hereunder, the Administrator will act in accordance with the Sponsor’s instructions as defined in Section 5 (“Instructions”). It is agreed and understood that the Administrator shall not be responsible for compliance by the Sponsor, the Trust or the Fund with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of a failure by the Sponsor, the Trust or the Fund to comply with said documents, laws or regulations or the failure by or inability of the Sponsor, the Trust or the Fund to correct any non-compliance therewith. The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

2

3.1 Records. The Administrator will maintain and retain such records as required by the Securities Exchange Act of 1934, as amended, the NYSE Arca Equities Rules, 17 C.F.R 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), the Commodity Exchange Act, as amended, the rules of the National Futures Association, and other applicable federal securities and commodities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. The Administrator will maintain such other records as requested by the Sponsor or the Fund and received by the Administrator. The Administrator shall not be responsible for the accuracy and completeness of any records not created by the Administrator. The Administrator acknowledges that the records maintained and preserved by the Administrator pursuant to this Agreement are the property of the Fund and will be, at the Fund’s expense, surrendered promptly upon reasonable request. In performing its obligations under this Section, the Administrator may utilize micrographic and electronic storage media as well as independent third party storage facilities.

3.2 Use of Agents The Administrator may at any time or times in its discretion appoint (and may at any time remove) any affiliate, bank, or subcontractor as its agent (each an “Agent” and collectively, the “Agents”), to carry out the provisions of this Agreement as it may from time to time direct; provided, however, that the Administrator must provide prior notice of such appointment to the Sponsor and the Fund. The Administrator shall exercise reasonable care in the selection and monitoring of such Agents and the appointment of an Agent shall not relieve the Administrator of its obligations under this Agreement.

4. Duties of the Sponsor and the Fund. The Sponsor and the Fund shall notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement and where the Administrator is providing fund accounting services pursuant to this Agreement, the Sponsor and the Fund shall promptly notify the Administrator as to the accrual of liabilities of the Fund, liabilities of the Fund not appearing on the books of account kept by the Administrator as to the existence, status and proper treatment of reserves, if any, authorized by the Fund, or the Sponsor. The Sponsor and the Fund agree to provide such information to the Administrator as may be requested under the banking and securities laws of the United States or other jurisdictions relating to “Know Your Customer” and money laundering prevention rules and regulations (collectively, the “KYC Requirements”). For purposes of this subsection, and in connection with all applicable KYC Requirements, the Fund is the “client” or “customer” of the Administrator. The Sponsor further represents that all obligations required under applicable KYC Requirements with respect to Fund “customers” (as defined in the KYC Requirements) will be performed by or on behalf of the Fund by the Sponsor and/or the Fund service providers and that, because these customers do not constitute “customers” or “clients” of the Administrator under such applicable rules and regulations, the Administrator is under no such similar obligations.

3

5. Instructions.

5.1 The Administrator shall not be liable for, and shall be indemnified by the Fund against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties. A list of persons so authorized (“Authorized Persons”) by the Sponsor or the Fund is attached hereto as Appendix C and upon which the Administrator may rely until its receipt of notification to the contrary by the Sponsor or the Fund.

5.2 Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Sponsor or the Fund by one or more persons as the Management Directors shall have from time to time authorized in writing (“Authorized Persons”). Those persons authorized to give Instructions may be identified by the Management Directors by name, title or position and will include at least one officer empowered to name other individuals who are authorized to give Instructions on behalf of the Sponsor and the Fund.

5.3 Telephonic or other oral instructions or instructions given by e-mail or telefax transmission may be given by any one of the above Authorized Persons and will also be considered Instructions if the Administrator believes them to have been given by a person authorized to give such Instructions with respect to the transaction involved.

5.4 With respect to telefax transmissions, the Sponsor and the Fund hereby acknowledge that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. The Sponsor and the Fund agree that such telefax instructions shall be conclusive evidence of the Instruction of the Sponsor or the Fund to the Administrator to act or to omit to act.

4

5.5 Instructions given orally will not be confirmed in writing and the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral Instructions. The Sponsor and the Fund authorize the Administrator to tape record any and all telephonic or other oral Instructions given to the Administrator by or on behalf of the Fund (including any of the Sponsor’s officers, directors, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Fund to the Administrator.)

6. Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the Sponsor shall pay the Administrator for its services rendered pursuant to this Agreement a fee based on such fee schedule as may from time to time be agreed upon in writing by the Sponsor, the Fund, and the Administrator. Additional services performed by the Administrator as requested by the Sponsor or the Fund shall be subject to additional fees as mutually agreed from time to time. In addition to such fee, the Administrator shall bill the Fund separately for any out-of-pocket disbursements of the Administrator based on an out-of-pocket schedule as may from time to time be agreed upon in writing by the Sponsor, the Fund, and the Administrator. The foregoing fees and disbursements shall be billed to the Fund by the Administrator and shall be paid promptly by wire transfer or other appropriate means by the Sponsor to the Administrator.

7. Standard of Care. The Administrator shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

8. General Limitations on Liability. The Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers (including, but not limited to, those listed on Appendix D).

5

8.1	The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

8.1.1	any Sovereign Event. A “Sovereign Event” shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike; act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator’s reasonable control;

8.1.2	any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

8.1.3	any provision of any order or judgment of any court of competent jurisdiction.

8.2	The Administrator shall not be held accountable or liable for any losses, damages or expenses the Sponsor, the Trust, the Fund, the Fund’s commodity broker, the Fund’s commodity advisor, or any shareholder or former shareholder of the Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties as provided in Section 3 hereof, including without limitation any error of judgment or mistake of law, except a damage, loss or expense resulting from the Administrator’s willful malfeasance, bad faith or negligence in the performance of such Administrator’s obligations and duties.

8.3	The Administrator agrees to look solely to the assets of the Fund and to the Sponsor and its assets in respect of any claim against or obligation of the Fund. The Administrator acknowledges and agrees that liability of the Fund, as a series of the Trust, is limited pursuant to Section 3804(a) of the Delaware Statutory Trust Act, such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other series of the Trust shall be enforceable against the assets of the Fund.

6

8.4	The Administrator shall not be liable for any damages arising out of any misstatement or omission in the Fund’s registration statement, prospectus, shareholder report, offering document or other information filed or made public by the Fund or ALPS Distributor, Inc. (the “Marketing Agent”).

8.5	In no event and under no circumstances shall either party be held liable for consequential or indirect damages, loss of profits, damage to reputation or business or any other special or punitive damages arising under or by reason of any provision of this Agreement or for any act or omissions hereunder, even if the other party has been advised of the possibility of such damages or losses.

9. Specific Limitations on Liability. In addition to, and without limiting the application of the general limitations on liability contained in Section 8, above, the following specific limitations on the Administrator’s liability shall apply to the particular administrative services set forth on Appendix B hereto.

9.1 Liability for Fund Accounting Services. Without limiting the provisions in Section 8 hereof, the Administrator’s liability for acts, omissions, errors or delays relating to its fund accounting obligations and duties shall be limited to the amount of any expenses associated with a required recalculation of net asset value per share (“NAV”) or any direct damages suffered by shareholders in connection with such recalculation. The Administrator’s liability or accountability for such acts, omissions, errors or delays shall be further subject to clauses 9.2.1 through 9.2.4 below.

9.1.1.      The parties hereto acknowledge that the Administrator’s causing an error or delay in the determination of NAV may, but does not in and of itself, constitute negligence or reckless or willful misconduct. The parties further acknowledge that in accordance with industry practice, the Administrator shall be liable and the recalculation of NAV shall be performed only with regard to errors in the calculation of the NAV that are (i) greater than or equal to $.01 per share of a Fund and (ii) greater than or equal to ½% of the total net assets of the Fund.

9.1.2.       In no event shall the Administrator be liable or responsible to the Sponsor, the Trust, the Fund, the Fund’s commodity broker, the Fund’s commodity advisor, any present or former shareholder of the Fund, or any other person for any error or delay that continued or was undetected after the date of an audit performed by the certified public accountants employed by or on behalf of the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit.

7

9.1.3.       The Administrator shall not be held accountable or liable to the Sponsor, the Trust, the Fund, the Fund’s commodity broker, the Fund’s commodity advisor,, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (i) the Administrator’s usage of a third party service provider for the purpose of storing records delivered to the Administrator by or on behalf of the Fund and which the Administrator did not create in the performance of its obligations hereunder; (ii) the Administrator’s failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund; or (iii) any errors in the computation of NAV based upon or arising out of quotations or information as to corporate actions if received by the Administrator either (a) from a source which the Administrator was authorized to rely upon (including, but not limited to, those sources listed on Appendix D), (b) from a source which in the Administrator’s reasonable judgment was as reliable a source for such quotations or information as such authorized sources; or (iv) any errors in the computation of NAV as a result of relevant information known to the Sponsor, the Trust, the Fund, a futures commission merchant, securities brokers or dealers, or any of the Fund’s other service providers including futures commission merchants in contract with respect to the Fund, which would impact the calculation of NAV, but was not communicated to the Administrator. To the extent that Fund assets are not in the custody of the Administrator, the Administrator may conclusively rely on any reporting in connection with such assets provided to the Administrator by a third party on behalf of the Fund, including, without limitation any futures commission merchant.

9.1.4.      In the event of any error or delay in the determination of such NAV for which the Administrator may be liable, the Sponsor and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the Administrator’s exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator, the Sponsor, the Fund and the Administrator will consider such relevant factors as the amount of the loss involved, the Fund’s/Sponsor’s desire to avoid loss of shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the Fund might be induced to absorb a portion of the loss incurred.

8

9.2       Liability for ETF Transfer Agency and Related Services. Without limiting the provisions in Section 8 hereof, the Administrator shall have no liability for any damages arising out of (i) the failure of any Authorized Participant to perform its obligations under a Participant Agreement (“Participant Agreement,” defined for this purpose as any Participant Agreement between the Marketing Agent and an Authorized Participant acknowledged by the Administrator); or (ii) activities or statements of sales or wholesaler personnel who are employed by the Distributor or its affiliates.

10.       Indemnification.

10.1 The Sponsor and the Fund hereby agree to indemnify the Administrator against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any third party claim, demand, action or suit, in connection with or arising out of performance of the Administrator’s obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties.

10.2 Subject to sections 7, 8,and 9 of this Agreement, the Administrator hereby agrees to indemnify the Sponsor, the Trust and the Fund against and hold each of them harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any third party claim, demand, action or suit, in connection with or arising out of performance of the Administrator’s obligations and duties under this Agreement, resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties.

10.3 The provisions of this Section 10 shall survive the termination of this Agreement.

9

11. Reliance by the Administrator on Opinions of Counsel and Opinions of Certified Public Accountants.

The Administrator may consult with its counsel or the counsel of the Sponsor or the Fund in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of its counsel or of the counsel of the Sponsor or the Fund.

The Administrator may consult with a certified public accountant or the Fund’s Treasurer (or persons performing such function) in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the advice of such certified public accountant or of the Fund’s Treasurer or persons performing such function.

12. Termination of Agreement. This Agreement may be terminated by any of the parties in accordance with the provisions of this Section; provided; however, that termination of this Agreement with respect to one Fund shall not result in termination of this Agreement with respect to any other Fund.

12.1 This Agreement shall have an initial term of three (3) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days following the date that notice to such effect shall be delivered to the other parties at the address set forth herein. Notwithstanding the foregoing provisions, any party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within sixty (60) days of notice of such breach, in which case termination shall be effective upon written receipt of notice by the non-terminating parties, or upon thirty (30) days’ written notice to the other parties in the event that a party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. In the event a termination notice is given by a party hereto, all expenses associated with the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder. The Administrator shall be responsible for completing all actions in progress when such termination notice is given unless otherwise agreed.

10

12.2. Upon termination of the Agreement in accordance with this Section 12, the Sponsor may request the Administrator to promptly deliver to the Fund or to any designated third party all records created and maintained by the Administrator pursuant to Section 3.1 of this Agreement, as well as any Fund records maintained but not created by the Administrator. If such request is provided in writing by the Sponsor to the Administrator within seventy-five (75) days of the date of termination of the Agreement, the Administrator shall provide to the Fund a certification that all records created by the Administrator pursuant to its obligations under Section 3.1 of this Agreement are accurate and complete. After seventy-five (75) days of the date of termination of this Agreement, no such certification will be provided to the Sponsor by the Administrator and the Administrator is under no further obligation to ensure that records created by the Administrator pursuant to Section 3.1 of this Agreement are maintained in a form that is accurate or complete.

13. Confidentiality and Privacy.

13.1  The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any Regulatory Authority, any auditor or attorney of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

11

13.2  In the course of carrying out its obligations under this Agreement, Administrator shall maintain physical, procedural and electronic safeguards reasonably designed to protect information regarding the Sponsor, the Fund and Fund’s shareholders to which the Administrator has obtained or to which the Administrator has gained access.

14. Tape-recording. The Sponsor and the Fund authorize the Administrator to tape record any and all telephonic or other oral instructions given to the Administrator by or on behalf of the Fund, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Fund or the Sponsor in writing.

15. Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

16. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

17.  Headings. The section headings in this Agreement are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions thereof.

18. Governing Law. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles and each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts in the City of Boston and the federal courts located in the City of Boston. Each of the Sponsor and the Fund irrevocably waive any objection it may now or hereafter have to the laying of venue of any action or proceeding in any of the aforesaid courts and any claim that any such action or proceeding has been brought in an inconvenient forum. Furthermore, each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement or the services contemplated hereby.

12

19. Notices. Notices and other writings delivered or mailed postage prepaid to the Sponsor and the Fund addressed to the Sponsor and the Fund at 1999 Harrison Street, Suite 1530, Oakland, CA 94612, Attention: General Counsel or to such other address as the Sponsor or the Fund may have designated to the Administrator in writing, or to the Administrator at 50 Post Office Square, Boston, MA 02110, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the Sponsor and the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

20. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Sponsor, the Trust, the Fund and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other parties. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Fund or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

21. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement.

22. Exclusivity. The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.

23. Authorization. The Sponsor hereby represents and warrants that the Sponsor’s Board of Directors has authorized the execution and delivery of this Agreement and that an authorized officer of the Sponsor has signed this Agreement, Appendices A, B, C, and D and the fee schedule hereto.

[Signature Page Follows]

13

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BROWN BROTHERS HARRIMAN & CO.

By:   /s/ Shawn McNinch

Name: Shawn McNinch

Title: Managing Director

Date: July 7, 2017

UNITED STATES COMMODITY FUNDS LLC

By:   John P. Love

Name: John P. Love

Title: President and CEO

Date: July 7, 2017

USCF FUNDS TRUST, on its own behalf and on behalf of each Fund

By: United States Commodity Funds LLC, as Sponsor

By:   John P. Love

Name: John P. Love

Title: President and CEO

Date:  July 7, 2017

14

APPENDIX A TO
ADMINISTRATIVE AGENCY AGREEMENT

Dated as of July 7, 2017

The following is a list of Funds for which the Administrator shall serve under this Agreement:

United States 3X Oil Funds

United States 3X Short Oil Fund

USCF FUNDS TRUST, on its own behalf and on behalf of each Fund

By: United States Commodity Funds LLC, as Sponsor

By:   John P. Love

Name: John P. Love

Title: President and CEO

Date: July 7, 2017

15

APPENDIX B TO

ADMINISTRATIVE AGENCY AGREEMENT

Services

Fund Accounting Services

The Administrator will provide the following fund accounting services to the Fund on each day that the Fund and the New York Stock Exchange (“NYSE”) is open (each a “Business Day”): transaction processing and review, custodial reconciliation, securities pricing and investment accounting.

Transaction Processing and Review. The Administrator shall input and reconcile the Fund’s investment activity including with respect to:

•	Investment taxlots
•	Income
•	Dividends
•	Principal paydowns
•	Capital activity
•	Expense accruals
•	Cash activity
•	Corporate Reorganizations

Custodial Reconciliation. The Administrator shall reconcile the following positions of the Fund against the records of the Custodian:

•	Securities, Futures and Over-the-Counter Contract (“OTC”) holdings
•	Cash including cash transfers, fees assessed and other investment related cash transactions
•	Trade settlements

Securities, Futures and OTC Valuation. Using the Valuation Procedures set forth in Appendix E, the Administrator shall update each security, futures and OTC position of the Fund as to the following:

•	Market prices obtained from approved sources including those listed on Appendix D or Fair Valuations obtained from an Authorized Person
•	Mark to market of non-base receivables/payables utilizing approved foreign exchange quotations as quoted in Appendix E
•	Mark to market of non-base currency positions utilizing the approved authorized sources quoted in Appendix D or Fair Valuations obtained from an Authorized Person

Investment Accounting. The Administrator shall provide the following investment accounting services to each Fund:

•	Amortization/accretion at the individual tax lot level
•	General ledger entries
•	Book value calculations
•	Trade Date + 1 accounting
•	Calculation of Net Asset Value Per Share (“NAV”) as of the earlier of 4:00 p.m. New York time or the close of trading on the NYSE Area, and published shortly after the close of trading on the NYSE Arca

16

NAV Reporting. The Administrator shall communicate the Fund’s NAV information with respect to:

•	PLF A (ETP NAV summary data including Fund Net Assets, NAV/share, NAV/creation, Basket market value (if applicable), actual cash component (if applicable), and estimated cash component (if applicable)) if required by NSCC, the Exchange, or the Fund’s Distributor

•	ETP Fund Holding File/Report to the Fund’s Distributor for the purpose of updating the USCF website

•	ETP Fund holdings and/or NAV data when authorized to provide this to third parties such as the ICI, Morningstar, or Lipper

Portfolio Composition File (PCF) Calculations and Dissemination. The Administrator shall provide the following PCF services for each Fund which would require such:

•	Calculation of the PCF cash components inclusive of applicable projections

•	Dissemination of the PCF to the NSCC

17

Financial Reporting Services

The Administrator shall accumulate information for and prepare:

•	Within a 45-day production cycle, or shorter time period as required by the U.S. Securities and Exchange Commission (the “SEC”) and communicated to the Administrator by the Fund and/or the Sponsor, one first fiscal quarter report of the Fund, one second fiscal quarter report of the Fund and one third fiscal quarter report of the Fund, each on Form 10-Q.

•	Within a 90-day production cycle, or shorter time period as required by the SEC and communicated to the Administrator by the Fund and/or Sponsor, one annual report of the Fund on Form 10-K per fiscal year. The preparation of the Form 10-K includes the coordination of all printer and author edits and the review of printer drafts.

•	In connection with the preparation of each Annual Report on Form 10-K, the Administrator shall coordinate the audit of the Fund by its independent public accountant (i.e., manage open items lists, host weekly audit meeting, etc.)

•	Within a 30-day period following the end of the Fund’s required monthly reporting period, an Account Statement in compliance with the requirements of CFTC Rule §4.22(a), including a Statement of Income (Loss) and a Statement of Changes in Net Asset Value; such preparation includes the distribution of drafts to the Sponsor, Board of Directors and the Audit Committee for review and comment.

•	Quarterly XBRL review and approval.

Expense Administration Services

The Administrator shall perform the following services as requested by the Sponsor’s Treasurer (or person performing such function):

•	Provide consultative services with respect to financial matters of the Fund as may be requested and agreed to among the Fund, the Sponsor and the Administrator from time to time.

Corporate Secretary Services

The Administrator shall perform the following corporate secretary services:

•	Maintain a calendar for Board and Audit Committee matters/approvals in a form to be agreed upon by the parties from time to time.

•	Prepare quarterly Board and Audit Committee meeting materials, including notices, scripts, agendas, resolutions, memoranda, minutes, and mail the materials to the Board and such other persons as instructed by the Sponsor.

•	Attend quarterly Board and Audit Committee meetings, take minutes of the meetings, make presentations as required and follow up on matters raised at the meetings.

•	Prepare the annual directors and officers questionnaires and distribute the questionnaires to the directors and officers of the Sponsor.

•	In the event that the Administrator is asked to perform corporate secretary services for more than four quarterly Board or Audit Committee meetings per calendar year, the Fund will be assessed special meeting fees. Fees may range between $2,500 and $10,000 per meeting, depending upon the complexity of the meeting materials and discussion and the location of the meeting.

18

•	Out-of-pocket expenses associated with the production and mailing of all Board and Audit Committee meeting materials, as well as travel expenses associated with in-person attendance at meetings, will be charged to the Fund.

Regulatory Support Services

The Administrator shall perform the following regulatory services for the Fund:

•	Maintain a calendar for all SEC, CFTC, NFA and NYSE Arca regulatory matters. The Fund and/or Sponsor shall notify the Administrator of additional regulatory matters to be added to such calendar as soon as practicable.

•	Within a 45 day production cycle, or shorter time period as required by the SEC and communicated to the Administrator by the Fund and/or the Sponsor, the Administrator shall coordinate the filing of one first fiscal quarter report of the Fund, one second fiscal quarter report of the Fund and one third fiscal quarter report of the Fund, each on Form 10-Q.

•	Within a 90-day production cycle, or shorter time period as required by the SEC and communicated to the Administrator by the Fund and/or Sponsor, the Administrator shall coordinate the filing of one annual report of the Fund on Form 10-K per fiscal year. The preparation of the Form 10-K includes the coordination of all printer and author edits and the review of printer drafts.

•	Upon review and approval of each above-mentioned report by the Sponsor's Treasurer and/or Chief Financial Officer (or such person performing such functions), the Administrator shall file such reports with the SEC, including any applicable executive officer certifications or other exhibits to such reports and coordinate with the distributor to post such report to the fund's website.

•	Within 90 days after the end of the Fund's fiscal year, an Annual Report of the Fund in compliance with the requirements of the NFA and CFTC Rule §4.22(c); such preparation includes the coordination of all printer and author edits and the review of printer drafts. The Fund and/or Sponsor shall make arrangements for the printing and mailing of the Annual Report.

•	Within a 60-day production cycle, or shorter time period as required by the CFTC and the NFA and communicated to the Administrator by the fund and/or sponsor, the Administrator shall coordinate the filing of one first fiscal quarter report of the Fund, one second fiscal quarter report of the Fund, one third fiscal quarter report of the Fund and one fourth fiscal quarter report of the Fund pursuant to NFA and CFTC Regulations, - each on Form CPO-PQR.

•	Within a 90-day production cycle, or shorter time period as required by the CFTC and the NFA and communicated to the Administrator by the fund and/or sponsor, the Administrator shall coordinate the filing of one annual report of the Fund pursuant to NFA and CFTC Regulations on Form PFS.

The Administrator shall perform the following additional regulatory services for the Fund:

•	At the direction of the Fund and/or the Sponsor, prepare the materials for and attend one shareholder meeting (including preparation of the proxy statement, notice and other solicitation materials and tiling such materials with the SEC and taking minutes of the meeting), as may be necessary from time to time.

19

•	Coordinate with the Fund’s transfer agent or solicitor in monitoring the unitholder vote solicitation and tabulation for one unitholder meeting per calendar year, at the Fund’s request

•	Prepare and file, or cause to be filed, the following regulatory notices/forms/reports:

•	With the SEC: Forms 3, 4 and 5 and Schedules 13D and 13G for the officers and directors of the Sponsor and such other persons as requested by the Fund

•	With the SEC: Current Reports on Form 8-K as circumstances warrant.

•	With the NYSE Arca: such notices/forms as agreed to among the Fund, the Sponsor and the Administrator

The Administrator shall assist the Fund and/or the Sponsor in preparing Fund press releases with respect to interim statements and quarterly results and transmitting such press releases to the NYSE Arca and such other entities as requested by the Fund or the Sponsor.

Performance Measurement Services

The Administrator shall provide the following services related to calculating and reporting Fund performance:

•	Calculate time weighted total returns for each Portfolio (by class, if applicable) and report such returns to the Fund on a monthly basis

•	Provide and review each Portfolio’s performance information disclosed in its financial statements, prospectus and statement of additional information

•	Reconcile total return calculations to those reported by major database companies upon the occurrence of breaks

•	At the Fund’s request, report portfolio holdings to identified database companies

ETF Transfer Agency and Related Services

The Administrator shall perform the following ETF Transfer Agency and Related Services:

I.       Creation and Redemption of Baskets.

It is agreed and understood that the Administrator on the Fund’s behalf, shall process the issuance and redemption of units of the Fund in blocks of 50,000 Shares as established in the Prospectus for the Fund (“Creation Baskets” and “Redemption Baskets,” respectively) to and from such persons as are identified and approved by the Company and/or the Distributor of the Fund as Authorized Participants that are party to an Authorized Participant Agreement.

A.	Accept from the Company, the Fund or ALPS Distributors, Inc., as the distributor (the “Distributor”), creation and redemption orders for communication to the appropriate parties, approval (as may be agreed with the Distributor) and processing.

B.	Pursuant to creation and redemption orders that the Administrator as transfer agent shall receive from [the Distributor/Authorized Participants (and which shall be confirmed by the Distributor, as required)] and pursuant to the procedures set forth in the Participant Agreement, the Administrator shall communicate such orders to the Trust or Fund as appropriate.

20

C.	Pursuant to such creation orders that the Administrator shall receive from (and which shall be confirmed by the Distributor) and pursuant to the procedures set forth in the Authorized Participant Agreement, the Administrator shall transfer appropriate trade instructions to the Fund’s custodian, Brown Brothers Harriman & Co. (“Custodian”) and pursuant to such orders register the appropriate number of book entry only Creation Baskets in the name of The Depository Trust Company (“DTC”) or its nominee as a shareholder (each an “Authorized Participant”) of the Fund and deliver the Creation Baskets of the Fund to the appropriate Authorized Participant.

D.	Pursuant to such redemption orders that the Administrator shall receive from the Sponsor, the Fund or the Authorized Participant and pursuant to the procedures set forth in the Authorized Participant Agreement, the Administrator shall transfer appropriate trade instructions to the Custodian and, pursuant to such orders, redeem the appropriate number of Creation Baskets that are delivered to the designated DTC Participant Account of the Custodian for redemption and debit such Creation Baskets from the account of the Authorized Participant on the register of the Fund.

E.	On behalf of the Fund, the Administrator shall issue Creation Baskets for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of Fund Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Administrator. In issuing Creation Baskets through DTC to an Authorized Participant, the Administrator shall be entitled to rely upon the latest Instructions that are received from the Distributor by the Administrator concerning the issuance and delivery of such Creation Baskets for settlement.

F.	The Administrator shall not issue on behalf of the Fund Creation Baskets where it has received an Instruction from the Fund, the Sponsor or the Distributor or written notification from any federal or state authority that the sale of the Fund Shares has been suspended or discontinued, and the Administrator shall be entitled to rely upon such Instructions or written notification.

G.	Upon the issuance of Creation Baskets as provided herein, the Administrator shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Fund, the Sponsor or the Distributor in connection with such issuance.

H.	Fund Shares may be redeemed in accordance with the procedures set forth in the relevant Authorized Participant Agreement and Administrator shall duly process all redemption requests.

I.	The Administrator will act only upon Instruction from the Fund, the Sponsor and/or the Distributor in addressing any failure in the delivery of cash, treasuries, securities and/or shares in connection with the issuance and redemption of Fund Shares. The Administrator shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

21

II. Recordkeeping.

A.	The Administrator shall record the creation and redemption of Fund Baskets and maintain, pursuant to Rule 17Ad6(b) under the Securities Exchange Act of 1934, as amended, a record of the total number of Fund Baskets that are authorized, issued and outstanding based upon data provided to the Administrator by the Fund, the Sponsor and/or the Distributor. The Administrator shall also provide the Fund and/or the Sponsor on a regular basis with the total number of Fund Shares authorized, issued and outstanding; provided however that the Administrator shall not be responsible for monitoring the issuance of such Fund Shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such Fund Baskets or Shares.

[Signature page follows]

22

BROWN BROTHERS HARRIMAN & CO.

By:   /s/ Shawn McNinch

Name: Shawn McNinch

Title: Managing Director

Date: July 7, 2017

USCF FUNDS TRUST, on its own behalf and on behalf of each Fund

By:  United States Commodity Funds LLC, as Sponsor

By:   /s/ John P. Love

Name:  John P. Love

Title:  President and CEO

Date:  July 7, 2017

23

APPENDIX C TO

ADMINISTRATIVE AGENCY AGREEMENT

List of Authorized Persons

John P. Love

Ray Allen

Stuart Crumbaugh

Andrew Ngim

USCF FUNDS TRUST, on its own behalf and on behalf of each Fund

By:  United States Commodity Funds LLC, as Sponsor

By:   /s/ John P. Love

Name:  John P. Love

Title:  President and CEO

Date:  July 7, 2017

24

APPENDIX D TO
ADMINISTRATIVE AGENCY AGREEMENT

List of Authorized Sources

The Sponsor, the Trust, and the Fund hereby acknowledge that the Administrator is authorized to use the following authorized sources, and their successors and assigns, for financial reporting, compliance monitoring, performance measurement, pricing (including corporate actions, dividends and rights offering), and foreign exchange quotations, to assist it in fulfilling its obligations under the aforementioned Agreement.

BANK OF AMERICA MERRILL LYNCH GLOBAL RESEARCH

BLOOMBERG

RUSSELL/MELLON

FUND MANAGERS / CLIENT DIRECTED

INTERACTIVE DATA CORPORATION

REPUTABLE BROKERS

THOMSON REUTERS

SUBCUSTODIAN BANKS

SIX

FINANCIAL

REPUTABLE FINANCIAL PUBLICATIONS

STOCK EXCHANGES

STAT PRO

MORGAN STANLEY CAPITAL INTERNATIONAL

WALL STREET OFFICE*

PRICING DIRECT

MARKIT

SUPER DERIVATIVES

S&P

DOW JONES

JP MORGAN

SQX (SECURITIES QUOTE EXCHANGE)

BARCLAYS

FITCH SOLUTIONS

MOODYS

FORD EQUITY RESEARCH

FTSE GROUP

INVESTMENT TECHNOLOGY GROUP (ITG)

WM COMPANY

WOLTERS KLUWER FINANCIAL SERVICES

DEPOSITORIES (DTC, EUROCLEAR, ETC)

CLEARING BANKS (JP MORGAN CHASE, BANK OF NEW YORK MELLON, ETC)

OeKB

CITIGROUP INDEX LLC

MORNINGSTAR INC.

25

* By using Wall Street Office (“WSO”) as an authorized information source, the Sponsor, the Trust and the Fund are each authorizing the Administrator to share confidential information regarding bank loan transactions with WSO. Investment Manager and Fund each acknowledge and agree that, while WSO must maintain such information confidentially, WSO is permitted to utilize such information on an anonymous basis in furtherance of its products and services.

BROWN BROTHERS HARRIMAN & CO.

By:   /s/ Shawn McNinch

Name: Shawn McNinch

Title: Managing Director

Date: July 7, 2017

USCF FUNDS TRUST, on its own behalf and on behalf of each Fund

By:  United States Commodity Funds LLC, as Sponsor

       By:   /s/ John P. Love

Name:  John P. Love

Title:  President and CEO

Date:  July 7, 2017

26

APPENDIX E TO
ADMINISTRATIVE AGENCY AGREEMENT

BBH Pricing Policies
Futures, Forwards, Swaps, Options and Treasuries

The pricing policies stated below are used for all BBH clients. These policies have been audited by numerous accounting firms during annual fund audits.

Futures

Futures traded on exchanges are valued using the closing settlement prices quoted on the relevant exchange and obtained from pricing sources, typically Bloomberg or Reuters.

Forward Currency Contracts

BBH obtains the WM Reuters London Close closing spot rates and the WM Reuters London Close forward point rates on a daily basis. The currency forward contract pricing model derives the differential in point rates to the expiration date of the forward and calculates its present value. The forward is valued at the net of the present value and the spot rate.

Swaps

Swaps and other similar derivative or contractual type instruments are valued at a price provided by a single broker or dealer, typically the counterparty. If no such price is available, the contract is valued at a price at which the counterparty to such contract would repurchase the instrument or terminate the contract.

Options

Option contracts on securities, currencies, indices, futures contracts, commodities and other instruments shall be valued at the last sale price on the exchange or market that is the Primary Market. If a contract did not trade on the Primary Market, it shall be valued at the last sale price on another exchange or market where it did trade. If there is no such sale price, the value shall be the most recent bid quotation.

Sale prices and bid quotations indicated above shall be supplied by a Pricing Service (Reuters, Bloomberg, IDC, etc.). If a Pricing Service is not able to provide such sale prices or bid quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

Except as provided below, OTC currency options are valued by uploading the applicable implied volatility rates from Reuters or Bloomberg. Other inputs are either uploaded (interest rates, spots) or are specified when the ticker symbols are set up (expiration date, strike). OTC currency options are then priced by using the Garman-Kohlhagen modified Black-Scholes formula, which adjusts for a constant yield versus a fixed dividend.

Except as provided below, OTC equity/index options are priced according to the contract specifications (days to expiration, current spot index level, interest rates, dividends, strike price) using the Black-Scholes pricing model, modified for dividends. The volatility input assumption is interpolated from the previous day’s price.

US Treasuries

BBH uses an evaluated bid supplied by IDC for treasury prices.

27